UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

ANNEXON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39402	27-5414423
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Sierra Point Parkway, Bldg C, Suite 200
Brisbane, California 94005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 822-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2022, Annexon, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain healthcare-focused institutional investors (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 9,013,834 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 24,696,206 shares of Common Stock and (iii) accompanying warrants (the “Common Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 8,427,508 shares of Common Stock (collectively, the “Private Placement”). The combined price per Share and accompanying Common Warrant is $3.871250 and the combined price per Pre-Funded Warrant and accompanying Common Warrant is $3.870250. The Private Placement was led by Redmile Group, LLC, with participation by Adage Capital Partners LP, Bain Capital Life Sciences, Driehaus Capital Management, Fairmount, Satter Medical Technology Partners and Venrock Healthcare Capital Partners. The closing of the Private Placement is expected to occur on July 11, 2022 (the “Closing”), subject to the satisfaction of customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirements (as defined in the Nasdaq rules).

Each Pre-Funded Warrant will have an exercise price per share of $0.001 and will be immediately exercisable on the date of issuance through the date the Pre-Funded Warrants are exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase or decrease in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

Each Common Warrant will have an exercise price per share of $5.806875, will be immediately exercisable on the date of issuance and will expire on June 30, 2025. Under the terms of the Common Warrants, the Company may not effect the exercise of any Common Warrant, and a holder will not be entitled to exercise any portion of any Common Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than 4.99% (or, upon the election of the holder, prior to the issuance of the Common Warrant, 9.99%, 14.99% or 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant and Common Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The exercise price will not be adjusted below the par value of the Common Stock.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants and the Common Warrants), a holder of Pre-Funded Warrants or Common Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants or the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants or Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants or Common Warrants.

The net proceeds to the Company from the Private Placement are expected to be approximately $122.3 million, after deducting placement agent fees and estimated Private Placement expenses payable by the Company, and assuming no exercise of the Pre-Funded Warrants or the Common Warrants. The Company currently intends to use the net proceeds from the Private Placement, together with its existing cash and investments, for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Pursuant to the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities for a period of 60 days following the Closing, subject to certain exceptions. In addition, under the terms of the Purchase Agreement, one of the purchasers in the Private Placement will be granted certain information rights for so long as such purchaser holds shares of Common Stock and/or Pre-Funded Warrants representing, in the aggregate, at least 50% of the shares of Common Stock and/or the shares of Common Stock originally issuable pursuant to the Pre-Funded Warrants held by such purchaser as of the Closing (without giving effect to any ownership limitations in the Pre-Funded Warrants).

The Company has agreed to file a resale registration statement with the Securities and Exchange Commission on or before the date that is 120 calendar days after the Closing, to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants. The foregoing description of the Purchase Agreement, Pre-Funded Warrants and Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, form of Pre-Funded Warrant and form of Common Warrant, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Jefferies LLC and Cowen and Company, LLC are acting as joint placement agents (together, the “Placement Agents”) for the Private Placement. The Company entered into letter agreements with the Placement Agents regarding their engagement as placement agents, pursuant to which the Placement Agents agreed to act as placement agents for the Private Placement. The Placement Agents will be paid a cash fee equal to 5.15% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Private Placement.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Securities set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Securities in reliance on an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants have not been registered under the Securities Act.

Item 8.01.	Other Events.

On July 8, 2022, the Company issued a press release announcing the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company also posted an updated corporate presentation to its website. A copy of the corporate presentation is attached to this Current Report on Form 8-K as Exhibit 99.2, and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the corporate presentation attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

10.1	Form of Securities Purchase Agreement, dated July 7, 2022, by and among the Company and the Purchasers.

99.1	Press Release, dated July 8, 2022, announcing the Private Placement.

99.2	Company Presentation, dated July 2022.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the expected closing date of the Private Placement; the terms of the warrants to be issued in the Private Placement; and the intended use of proceeds. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the Company’s history of net operating losses; the Company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the Company’s product candidates; the effects of COVID-19 or other public health crises on the Company’s clinical programs and business operations; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the Company’s product candidates; the Company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the Company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2022		Annexon, Inc.

	By:	/s/ Jennifer Lew
Jennifer Lew
Executive Vice President and Chief Financial Officer